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                                  FORM 8 - K/A



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 29, 1999


                             FOCUS AFFILIATES, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


             1-12571                             95-4467726
--------------------------------   ---------------------------------------------
    (Commission File Number)           (I.R.S. Employer Identification No.)


                       401 East Corporate Drive, Suite 220

                             Lewisville, Texas 75057
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                    (Address of principal executive offices)

                                 (214) 222-7979
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               Registrant's telephone number, including area code


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Item 5. OTHER EVENT

On October 29, 1999, Focus Affiliates Inc. ("Focus"), formerly known as Intellicell Corp., completed the acquisition of Cellular Wholesalers, Inc. ("CWI"), a privately held wholesale distributor of wireless phone products. Focus filed a Form 8-K on August 26, 1999 to report that it had entered into an agreement to acquire CWI and filed a second Form 8-K on November 10, 1999 (the "November 10, 1999 Form 8-K") to report that it had completed this acquisition.

To comply with the applicable Form 8-K filing requirements, the November 10, 1999 Form 8-K included by reference certain financial information with respect to the CWI acquisition. This information included operating data for CWI for the nine-month period ended June 30, 1999 and balance sheet data for CWI at June 30, 1999 and pro forma combined financial data for Focus and CWI that included the applicable interim period (collectively, the "CWI Financial Information").

Under the terms of the Company's acquisition of CWI, the purchase price to be paid by the Company was based in part on CWI's stockholders' equity as of the date of the closing of the acquisition. In the process of reviewing CWI's closing date equity, the Company determined that certain financial information concerning CWI that had been prepared by CWI and furnished to the Company for inclusion in the November 10, 1999 Form 8-K had been significantly misstated by CWI. Focus, with assistance from Arthur Andersen, thereupon performed a detailed analysis and reconciliation and verification work with respect to the CWI Financial Information in order to determine the extent of the misstatements and to correct the misstated information.

The misstatements to the CWI Financial Information resulted primarily from the following:

         (a) Reserve levels for excess and obsolete inventory and uncollectible accounts receivable were not deemed to be adequate and were not measured in a consistent fashion with the historical audited financial statements.

         (b) A proper cut off was not performed to insure that liabilities were recorded for all expenses incurred prior to June 30, 1999.

         (c) Various account reconciliations had not been performed on a current basis to substantiate certain asset and liability balances as of June 30, 1999.

         (d) Failure to pro rate an executive bonus granted during the year.


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The adjustment to the CWI net income for the nine-month period ended June 30,
1999 and to CWI's stockholders' equity as of June 30, 1999 are as follows:

                                                                                          CWI
                                                                          CWI         Stockholders'
                                                                       Net Income        Equity
                                                                       (Unaudited)     (Unaudited)
                                                                       -----------    -------------
As Stated in November 10, 1999 Form 8-K                                   $ 650          $ 756

Adjustments { Income / (Expense) }:
   Additional reserves required                                            (402)          (402)
   Cutoff corrections                                                       (87)           (87)
   Proration of executive bonus                                            (869)          (869)
   Other                                                                    (38)           (60)
                                                                          -----          -----

Amended                                                                   $(746)         $(662)
                                                                          =====          =====

The corrected CWI Financial Information is set forth as Exhibit 10.1 hereto (the Cellular Wholesalers, Inc. Selected Financial Data table) and Exhibit 10.2 hereto (the Selected Pro Forma Data table, the Comparative per Share Data of Focus and CWI table, the Unaudited Pro Forma Combined Balance Sheet of Focus and CWI and the Unaudited Pro Forma Combined Statements of Operations of Focus and
CWI).

The corrections to the CWI Financial Information were reflected in the financial information contained in the financial statements that were included in the Form 10-K for Focus for the year ended December 31, 1999. The reductions in net income and stockholders' equity for CWI for the nine-months ended June 30, 1999 also will have no impact on the cash position of Focus as of December 31, 1999 or subsequent thereto.

Focus has petitioned the American Arbitration Association seeking to rescind the CWI acquisition, or in the alternative, seeking monetary damages from the former CWI stockholders (including certain members of the former CWI management team) based, in part, on the misstatements of the CWI Financial Information. There can be no assurance, however, that Focus will be successful in obtaining a rescission of the CWI acquisition or monetary damages from the former CWI stockholders.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

10.1 Cellular Wholesalers, Inc. Selected Financial Data

10.2 Selected Unaudited Pro Forma Combined Financial Data

10.3 Unaudited Pro Forma Combined Financial Data



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FOCUS AFFILIATES, INC.

Date:    May 11, 2000             By: /s/ JOHN SWINEHART
                                     -------------------------------------------
                                       John Swinehart, Chairman of the Board,
                                       Vice President of Finance and
                                       Principal Accounting Officer

                               INDEX TO EXHIBITS




EXHIBIT
NUMBER                DESCRIPTION
-------               -----------
 10.1         Cellular Wholesalers, Inc. Selected Financial Data

 10.2         Selected Unaudited Pro Forma Combined Financial Data

 10.3         Unaudited Pro Forma Combined Financial Data